SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 4, 2002
Date of Report (Date of earliest event reported)

WEIRTON STEEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                     1-10244      06-1075442
(State or other Jurisdiction      (Commission File Number)   (IRS Employer
       of Incorporation)
                   Identification No.)

400 Three Springs Drive
Weirton, West Virginia   26062-4989
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (304) 797-2000



Item 4.  Changes in Registrant's Certifying Accountant

On June 4, 2002, the Registrant engaged KPMG LLP ('KPMG') as its independent public accountants for 2002. The Registrant also notified Arthur Andersen LLP ('Andersen') that it was being dismissed as the Registrant's independent public accountant, effective immediately.
The engagement of KPMG and the dismissal of Andersen resulted from action taken by the Registrant's Board of Directors upon recommendation of its Audit Committee. Andersen and its predecessors had served in that position since 1984.

Andersen's reports on the Registrant's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain any adverse opinions or disclaimers of opinion, nor were they qualified as to uncertainty, audit scope or accounting principle except as follows:

Andersen's report on the Registrant's consolidated financial statements for the year ended December 31, 2001, contained a separate paragraph stating:

'The Company (Weirton Steel Corporation) has suffered recurring losses from operations and has a Total Stockholders' Deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of assets carrying amount or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.'

During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its reports on the Registrant's consolidated financial statements for such years. Moreover, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided Andersen with a copy of the foregoing statements and has requested a letter from Andersen stating whether it agrees with the disclosure contained herein.

During the last two complete fiscal years and through the date hereof, the Registrant did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any other matter or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.



SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 4, 2002

WEIRTON STEEL CORPORATION
          Registrant


By: Mark E. Kaplan/s/
    Mark E. Kaplan
    Senior Vice President-Finance and Administration
    and  Chief Financial Officer